NEW BRUNSWICK SCIENTIFIC CO., INC. P.O. Box 4005, 44 Talmadge Road Edison, NJ U.S.A. 08818-4005

EPPENDORF AG Barkhausenweg 1 22339 Hamburg Germany

Investor Contacts:

For NBS:	For Eppendorf:
Thomas Bocchino	Jörn Peplow
Vice President, Finance and Treasurer	Vice President, Corporate Communications
New Brunswick Scientific Co., Inc.	Eppendorf AG
+1 732.650.2500	+49 40-53801-0
tbocchino@nbsc.com	peplow.j@eppendorf.de
FOR IMMEDIATE RELEASE
New Brunswick Scientific and Eppendorf
Enter Into Merger Agreement
Privately Held Eppendorf to Acquire All Outstanding
Common Stock for $11.50 Per Share
Edison, New Jersey and Hamburg, Germany, July 11, 2007—New Brunswick Scientific Co., Inc. (“NBS”) (Nasdaq: NBSC), and Eppendorf Group (“Eppendorf”) today announced that they have entered into a merger agreement whereby Eppendorf will acquire the outstanding common stock of NBS for $11.50 per share. Eppendorf has also agreed to settle all the outstanding stock options of NBS for cash. The total value of the transaction, including the settlement of the stock options, is approximately $110 million.
NBS President and Chief Executive Officer James T. Orcutt commented, “The NBS Board has unanimously approved this merger and believes that it is in the best interests of shareholders. Furthermore, the Board recommends that shareholders approve the merger agreement.”
The closing of the transaction is subject to customary closing conditions, including receipt of regulatory approvals and the approval of the NBS shareholders. The parties anticipate consummation of the transaction sometime during the third quarter of 2007. Upon completion of the transaction, NBS will become a wholly owned subsidiary of Eppendorf and its common stock will no longer be publicly traded.
Eppendorf has also received commitments from David Freedman, co-founder and chairman of NBS, other Freedman family members and certain members of the executive management and board of directors of NBS representing nearly 26% of the currently outstanding shares to vote their shares in support of the merger. Mr. Freedman stated, “While there is always some sadness in selling the company that we have built, I am pleased that Eppendorf is the buyer. This well-regarded manufacturer offers the opportunity to continue the NBS brand, to support our customers and our products, and to offer the opportunity for our employees to continue with NBS.”
Following closing of this acquisition, Eppendorf expects to operate New Brunswick as a Center of Excellence as part of its international activities. In addition to the existing NBS sales force, Eppendorf will enable NBS to benefit from Eppendorf’s global distribution network to accelerate the long-term growth of the combined product range.
“Eppendorf is committed to providing our customers products and services that deliver them superior technology, quality, reliability and value. Our customers consider Eppendorf as one of the strongest brands amongst life science tools suppliers. Our growth strategy seeks to build upon these unique competitive advantages, including through acquisitions that seamlessly integrate into our pre-eminent brand position and product range. NBS’s strong brand recognition and leadership position in complementary market segments makes this a compelling acquisition opportunity for Eppendorf,” said Klaus Fink, chief executive officer of Eppendorf.
Mr. Fink continued, “Like Eppendorf, NBS enjoys a rich history and culture of innovation that seeks to develop solutions that address the unique needs of our customers. This combination offers our customers even greater value, as the combined company can address a broader range of their needs through more comprehensive solutions across equipment, consumables and global service. We are excited to welcome NBS and its employees into the Eppendorf family. Our similar histories and cultures create a solid basis for future successes together.”
Deutsche Bank acted as financial advisor to Eppendorf, and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Eppendorf. EuroConsult, Inc. acted as financial advisor to NBS, CBIZ Valuation Group, LLC provided a fairness opinion to the Board of Directors of NBS and Morgan, Lewis & Bockius LLP acted as legal advisor to NBS.
About New Brunswick Scientific
New Brunswick Scientific Co., Inc., is a leading global innovator providing a comprehensive line of equipment and instrumentation for the life science industry. NBS’s products are used in the creation, maintenance and control of physical and biochemical environments required for the growth, detection and storage of microorganisms for medical, biological and chemical applications, environmental research and commercial products. Established in 1946, NBS is headquartered in Edison, New Jersey, with sales and distribution facilities located in the United States, Europe and Asia.
News releases and other information on NBS are available on the Internet at: http://www.nbsc.com
About Eppendorf
Eppendorf is a global leader in laboratory equipment and associated consumables. Eppendorf products include liquid handling and centrifugation equipment products including related consumables as well as instruments and systems for PCR, cell technology and micro arrays that are used by researchers in life science, drug discovery, clinical, environmental and industrial laboratories. Founded in 1945, Eppendorf, a privately-held company headquartered in Hamburg, Germany, has revenues of more than $400 million, and employs approximately 2,000 people in over 20 countries.

News releases and other information on Eppendorf are available on the Internet at: http://www.eppendorf.com
Important Additional Information Will be Filed with the SEC
NBS plans to file with the SEC a proxy statement in connection with the transaction. NBS shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about NBS , Eppendorf and the proposed transaction. The final proxy statement will be mailed to shareholders of NBS. In addition to the documents described above, NBS files annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by NBS, are available without charge at the SEC’s website at http://www.sec.gov, or at NBS’s website at http://www.nbsc.com.
Participants in Solicitation
Neither NBS nor Eppendorf is currently engaged in a solicitation of proxies from the shareholders of NBS in connection with the proposed transaction. If a proxy solicitation commences, NBS, Eppendorf and their respective directors and officers and other members of management may be deemed to be participants in such solicitation. Information regarding NBS directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, and its proxy statement, dated April 24, 2007, for its 2007 annual meeting of shareholders, which are filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents to be filed with the SEC in connection with the proposed transaction.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of the Company. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against NBS and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of shareholder approval and regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; and (6) the amount of the costs, fees, expenses and charges related to the merger. The forward-looking statements also include a number of risks and uncertainties, which are detailed in Part I, Item 1A, “Risk Factors” of the Company’s Annual Reports on Form 10-K, and other risk factors identified herein or from time to time in its periodic filings with the Securities and Exchange Commission. Forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these expectations and assumptions due to changes in global political, economic, business, competitive, market, regulatory and other factors. The Company undertakes no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.
# # #